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                        SECOND AMENDMENT
                               TO
                    STOCK PURCHASE AGREEMENT



     SECOND AMENDMENT to the Stock Purchase Agreement dated as of March 26, 1996, as amended effective June 28, 1996 (the "Stock
Purchase Agreement"), by and between Marvin M. Speiser and Health-Chem Corporation, a Delaware corporation ("Health-Chem").

     WHEREAS, the parties hereto have entered into the Stock
Purchase Agreement and an amendment thereto; and

     WHEREAS, the registered subscription rights offering to stockholders (the "Offering") contemplated by the Stock Purchase Agreement was completed on September 16, 1996, pursuant to which subscriptions were received for 952,520 of the total of 1,269,926 shares available for subscription under the Offering which were subject to either the 1991 Option or the 1994 Option (the "Option Agreements") referenced in the Stock Purchase Agreement; and

     WHEREAS, Marvin M. Speiser has offered to waive his rights under Section 5 of the Stock Purchase Agreement, which provided for the termination of the repurchase option of Health-Chem as to unsubscribed for shares, and Mr. Speiser is willing to amend the Stock Purchase Agreement such that the 317,406 shares unsubscribed for in the Offering will continue to be subject to the 1991 Option or the 1994 Option in proportion to the number of shares originally subject to the respective options; and

     WHEREAS, the parties have therefore agreed to further amend the Stock Purchase Agreement as provided herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. The Stock Purchase Agreement is hereby amended by deleting the original Section 5 in its entirety and inserting the following in place thereof:

          "5. Continuation of Option Agreements. Immediately following the Expiration Date, each of the Option Agreements shall survive, but only to the extent of unsubscribed for shares in the following amounts:

          (a)  215,028 shares shall remain subject to the 1991
          Option Agreement; and

          (b)  102,378 shares shall remain subject to the 1994
          Option Agreement."
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     2.   All of the terms, conditions and provisions of the Stock
Purchase Agreement are hereby ratified and confirmed in their entirety.

     IN WITNESS WHEREOF, the parties hereby have caused this Second Amendment to the Stock Purchase Agreement to be executed as of September 17, 1996.


                                   HEALTH-CHEM CORPORATION


                                   By: /s/ Bruce M. Schloss
                                   Its:  Vice President


                                   /s/ Marvin M. Speiser

                                   Marvin M. Speiser